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                         EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT


 23.     1a.   Consent of Muller Data Corporation

         1b.   Consent of Deloitte & Touche LLP

         1d. Consent of Standard & Poor's Rating Serv-ices, a Division of The McGraw-Hill Compa-nies, Inc.

 27.           Financial Data Schedule.
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